EXHIBIT 99.1

Quanex Building Products Corporation Fiscal 2009 Fourth Quarter and Annual Results

         Better Than Expected Seasonal Demand in the Quarter
     Fourth Quarter $0.41 Diluted EPS from Continuing Operations
                  $124 Million Cash and Equivalents
       Company Outperformed its Market for the Quarter and Year

HOUSTON, Dec. 3, 2009 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) today reported fiscal fourth quarter 2009 and full-year fiscal 2009 results for the period ending October 31. With fourth quarter net sales of $194.9 million, Quanex reported income from continuing operations of $15.3 million, which included $0.7 million of after-tax LIFO income primarily associated with its Aluminum Sheet Products segment. Earnings from continuing operations were $0.41 per diluted share in the quarter, which included $0.02 per diluted share of LIFO income. The company reported seasonal demand was better than expected at its two operating segments -- Engineered Products and Aluminum Sheet Products. Also, fourth quarter results benefitted from a better than anticipated aluminum spread (sales less material costs).

For the fiscal year, the company's net sales were $585.0 million. The loss from continuing operations was $137.1 million, which included an after-tax impairment charge of $141.4 million and after-tax LIFO income of $4.8 million. Loss from continuing operations was $3.67 per diluted share, which included $3.79 per diluted share of impairment charges and $0.13 per diluted share of LIFO income. Excluding impairment charges and LIFO income, the company had a fiscal 2009 loss of $0.01 per diluted share from continuing operations.

Quarterly and Annual Highlights

 * Net sales for the quarter and the year were $194.9 million and
   $585.0 million, respectively.
 * Consolidated operating income for the quarter and the year were
   $20.3 million and a loss of $180.1 million, respectively.
 * Company booked $182.6 million of pre-tax impairment charges in the first half.
 * Capital expenditures were $3.3 million and $16.2 million for the quarter and year, respectively.
 * Cash provided by operating activities was $60.5 million for the year.
 * Cash and equivalents totaled $123.6 million

Commentary

 ENGINEERED PRODUCTS  (in millions)

                          4th qtr   4th qtr     FY         FY
                           2009      2008     2009(1)     2008
                          -------   -------   -------    -------
 Net sales                $  99.9   $ 112.9   $ 323.3    $ 407.9
 Operating income         $  15.2   $  10.1   $(141.4)   $  29.9

 (1) Fiscal 2009 operating income includes non-cash impairment charges of $162.2 million.

Engineered Products is focused on providing leading OEM window and door customers with value-added fenestration components, products, and systems. Key market drivers are U.S. residential housing starts and remodeling activity.

"The U.S. residential new housing market dropped 30% in our fourth quarter compared to a year ago, while residential remodeling activity was estimated to be off about 10%," said David D. Petratis, president and chief executive officer of Quanex Building Products. "The Engineered Products segment outperformed the overall market with fourth quarter sales down 12% from the year ago period. Our sales performance was better than expected as the seasonal pick-up we experienced in residential building and remodeling activity in the third quarter carried through our fourth quarter, with October sales particularly noteworthy. We also saw our OEM customers capture additional residential remodeling and repair business. The segment's operating income was a healthy $15.2 million, 50% higher than the year ago quarter, the result of stronger shipments, better mix and higher average selling prices."

"We are pleased with the relatively strong performance of Engineered Products, particularly in the second half of the year, and although difficult to quantify, we do believe the segment benefited from the $1,500 energy tax credit window program and the $8,000 first time homebuyer's tax credit that was recently extended through June 2010. However, our view of the overall housing market remains guarded, and we expect the first half of fiscal 2010 to be challenging. We will continue to conservatively size our business and inventories, consistent with how we operated in 2009."

 ALUMINUM SHEET PRODUCTS  (in millions)

                          4th qtr   4th qtr     FY         FY
                           2009      2008     2009(1)     2008
                          -------   -------   -------    -------
 Net sales                $  98.3   $ 139.0   $ 273.7    $ 479.9
 Operating income         $   9.9   $  12.6   $ (26.4)   $  40.3
 Shipped pounds                78        81       223        285

 (1) Fiscal 2009 operating income includes a non-cash impairment charge of $20.4 million.

Aluminum Sheet Products is a leading provider of common alloy aluminum sheet products for the building & construction, transportation and other consumer durable markets. Key market drivers are U.S. residential housing starts and remodeling activity.

"Average aluminum prices were up in the fourth quarter compared to our sequential third quarter, which generally benefits our aluminum spread (sales less material costs). Spread was up 10% over the third quarter, better than we anticipated, but down 16% from the fourth quarter last year," Petratis said. "Shipments in the quarter were very healthy at 78 million pounds, off just 3% from the year ago quarter, while shipments in the aluminum market where we compete were down 23% over the same period. Compared to the sequential third quarter, our fourth quarter shipped pounds were up an impressive 21%. Our strong shipments were attributable to a further uptick in seasonal demand, and ongoing short lead-time sales opportunities."

Cash Position

"At fiscal year end, we had a cash balance of $124 million and the company remained essentially debt-free," Petratis said. "Generating healthy cash flows was a top priority for us throughout 2009, and will remain so for 2010. Cash from operations for the year was a very respectable $60.5 million given the historically depressed year. Our uses for cash will be to continue to fund organic growth opportunities, make strategic acquisitions, and when appropriate, raise our common stock dividend and repurchase outstanding shares."

Fiscal 2010 Business Outlook

"High unemployment, relatively high inventories of new and existing homes for sale, and high rates of foreclosures will continue to be a drag on our business for the next twelve months. However, we do believe both new home construction and remodeling activity bottomed during fiscal 2009, and we expect slightly better sales and improved earnings in 2010 compared to 2009. We expect the first half of 2010 to be challenging and it is uncertain as to how long our end markets will remain at depressed levels, so we must continue to operate our businesses with reduced staffs and minimal levels of materials," said Petratis. "This uncertainty carries through to our ability to precisely estimate segment operating income for fiscal 2010."

"At this time, we expect Engineered Products to earn $25 million to $30 million in operating income in 2010, predominantly in the second half. Improved earnings in 2010 compared to 2009 will come from a combination of new product opportunities, new customers, and modest improvements in our two end markets."

"We expect Aluminum Sheet Products to earn about $10 million in operating income in 2010, predominantly in the second half. Our 2010 guidance assumes an aluminum spread generally in-line with 2009, and slightly higher shipments. This guidance represents an improvement over 2009 results that were negatively impacted by about $13 million in the first half due to high scrap inventories combined with a dramatic fall in aluminum prices. While it is problematic to predict aluminum prices, we do not expect aluminum prices to fall 60% again in 2010, nor do we expect to be impacted by high scrap inventories to the extent we were in 2009.

"Financial guidance for Engineered Products and Aluminum Sheet Products exclude estimated corporate expenses of $23 million and any impact from LIFO. Additionally, fiscal 2010 estimates for capital expenditures, and depreciation & amortization are $22 million and $30 million, respectively," concluded Petratis.

Non-GAAP Financial Measures

Income from Continuing Operations Excluding LIFO

Income from continuing operations excluding LIFO, impairments and separation related costs are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a consistent basis for comparison between quarters and enhances the understanding of the performance of its operations.

Set forth below is a reconciliation of reported income from continuing operations and reported diluted earnings per share from continuing operations to income from continuing operations excluding LIFO, impairments and separation related costs and diluted earnings per share from continuing operations excluding LIFO, impairments and separation related costs. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

                                       Three months ended October 31,
                                      --------------------------------
 (in millions except diluted EPS)           2009            2008
                                      ---------------- ---------------
                                               Diluted         Diluted
                                      Income     EPS    Income   EPS
                                      -------  ------- ------- -------

 Income (loss) from continuing
  operations, as reported             $  15.3  $  0.41  $ 15.0 $  0.40
   LIFO charge (income)                  (0.7)   (0.02)   (3.1)  (0.08)
   Impairment of goodwill
    and intangibles                        --       --      --      --
   Charges associated with the
    Company's Separation
    (stock-based
    compensation,
    transaction
    costs and other)                       --       --      --      --
                                      -------  ------- ------- -------
 Income (loss) from
  continuing operations,
  excluding special items             $  14.6  $  0.39  $ 11.9 $  0.32
                                      =======  ======= ======= =======

 Diluted weighted average
  common shares outstanding
  (in thousands)                                37,698          37,466

                                       Twelve months ended October 31,
                                      --------------------------------
 (in millions except diluted EPS)          2009             2008
                                      ---------------- ---------------
                                        Net    Diluted   Net   Diluted
                                      Income     EPS    Income   EPS
                                      -------  ------- ------- -------

 Income (loss) from continuing
  operations, as reported             $(137.1) $ (3.67) $ 15.9 $  0.41
   LIFO charge (income)                  (4.8)   (0.13)    0.2    0.01
   Impairment of goodwill
    and intangibles                     141.4     3.79      --      --
   Charges associated with
    the Company's Separation
    (stock-based compensation,
    transaction costs and other)           --       --    14.7    0.38
                                      -------  ------- ------- -------
 Income (loss) from continuing
  operations, excluding
  special items                       $  (0.5) $ (0.01) $ 30.8 $  0.80
                                      =======  ======= ======= =======

 Diluted weighted average
  common shares outstanding
  (in thousands)                                37,335          38,528

Dividend Declared

The Board of Directors declared a quarterly cash dividend of $0.03 per share on the company's common stock, payable December 31, 2009, to shareholders of record on December 18, 2009.

Corporate Profile

Quanex Building Products Corporation is an industry-leading manufacturer of engineered materials, components and systems serving the U.S. residential window and door markets. It is an ROIC-driven company that grows shareholder returns through a combination of organic growth via new products and programs, and strategic acquisitions.

Financial Statistics as of 10/31/09

Book value per common share: $11.22; Total debt to capitalization: 0.5%; Actual number of common shares outstanding: 37,650,312.

Definitions

Book value per common share -- calculated as total stockholders' equity as of balance sheet date divided by actual number of common shares outstanding;

Total debt to capitalization -- calculated as the sum of both the current and long term portion of debt, as of balance sheet date, divided by the sum of both the current and long term portion of debt plus total stockholders' equity as of balance sheet date.

Statements that use the words "expect," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the company's future performance, please refer to the company's 10-K filing on December 18, 2008, under the Securities Exchange Act of 1934, in particular the section titled, "Private Securities Litigation Reform Act" contained therein.

For additional information, visit the company's website at www.quanex.com.

 QUANEX BUILDING PRODUCTS CORPORATION
 INDUSTRY SEGMENT INFORMATION
 (In thousands)
 (Unaudited)

  Three months ended                               Twelve months ended
      October 31,                                     October 31,
 --------------------                             --------------------
   2009       2008                                   2009      2008
 ---------  ---------                             ---------  ---------
                       Net Sales:
 $  99,900  $ 112,866   Engineered Products       $ 323,319  $ 407,896
    98,309    139,037   Aluminum Sheet Products     273,728    479,925
 ---------  ---------                             ---------  ---------
   198,209    251,903    Building Products          597,047    887,821

    (3,270)    (5,558)   Eliminations               (12,037)   (18,888)
 ---------  ---------                             ---------  ---------

 $ 194,939  $ 246,345      Net Sales              $ 585,010  $ 868,933
 =========  =========                             =========  =========

                       Operating Income*:
 $  15,160  $  10,101   Engineered Products       $(141,361) $  29,882
     9,879     12,565   Aluminum Sheet Products     (26,416)    40,260
 ---------  ---------                             ---------  ---------
    25,039     22,666    Building Products         (167,777)    70,141

    (4,769)     1,332    Corporate and Other        (12,304)   (49,161)
 ---------  ---------                             ---------  ---------

 $  20,270  $  23,998      Operating Income(Loss) $(180,081) $  20,981
 =========  =========                             =========  =========

 --------------------
 * Operating income reflects non-cash impairment charge of $182,562:

                             Twelve Months
                                Ended
                              October 31,
                                 2009
                             -------------
                             (In thousands)

 Engineered Products         $    (162,173)
 Aluminum Sheet Products     $     (20,389)
                             -------------
      Total impairment loss       (182,562)
                             =============

 QUANEX BUILDING PRODUCTS CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (In thousands, except per share data)
 (Unaudited)

 Three months ended                                Twelve months ended
    October 31,                                        October 31,
 ------------------                                -------------------
   2009      2008                                    2009       2008
 --------  --------                                ---------  --------

 $194,939  $246,345   Net sales                    $ 585,010  $868,933
                      Cost of sales
                       (exclusive of items
  149,288   199,080    shown separately below)       489,348   717,376
                      Selling, general and
   17,307    14,822    administrative expense         60,466    95,504
                      Impairment of
       --        --    goodwill and intangibles      182,562        --
                      Depreciation
    8,074     8,445    and amortization               32,715    35,072
 --------  --------                                ---------  --------
   20,270    23,998   Operating income (loss)       (180,081)   20,981
      (93)     (124)  Interest expense                  (453)     (480)
       80       312   Other, net                         407     5,188
 --------  --------                                ---------  --------
                      Income (loss) from
                       continuing operations
   20,257    24,186      before income taxes        (180,127)   25,689
                      Income tax
   (4,926)   (9,176)   benefit (expense)              43,036    (9,785)
 --------  --------                                ---------  --------
                      Income (loss) from
   15,331    15,010    continuing operations        (137,091)   15,904
                      Income (loss) from
                       discontinued operations,
       --        --    net of taxes                       --     5,675
 --------  --------                                ---------  --------
 $ 15,331  $ 15,010   Net income (loss)            $(137,091) $ 21,579
 ========  ========                                =========  ========

                      Basic earnings
                       per common share:
                        Earnings (loss)
                         from continuing
 $   0.41  $   0.40      operations                $   (3.67) $   0.43
                        Income (loss)
                         from discontinued
 $     --  $     --      operations                $      --  $   0.15
 --------  --------                                ---------  --------
                        Basic earnings
                         (loss) per
 $   0.41  $   0.40      common share              $   (3.67) $   0.58
 --------  --------                                ---------  --------

                      Diluted earnings
                       per common share:
                        Earnings (loss)
                         from continuing
 $   0.41  $   0.40      operations                $   (3.67) $   0.41
                        Income (loss) from
 $     --  $     --      discontinued operations   $      --  $   0.15
 --------  --------                                ---------  --------
                        Diluted earnings
 $   0.41  $   0.40      (loss) per share          $   (3.67) $   0.56
 --------  --------                                ---------  --------

                      Weighted average
                       common shares outstanding:
   37,338    37,333     Basic                         37,335    37,274
   37,698    37,466     Diluted                       37,335    38,528

 QUANEX BUILDING PRODUCTS CORPORATION
 CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)
 (Unaudited)

 Oct. 31,                                                     Oct. 31,
   2009                                                         2008
 ---------------------------------------------------------------------
            Assets
 $123,634   Cash and equivalents                              $ 67,413
   80,171   Accounts receivable, net                           101,211
   46,525   Inventories, net                                    63,848
   20,611   Deferred income taxes                               10,932
    5,264   Other current assets                                 6,239
 --------   -----------------------------------------------   --------
  276,205        Total current assets                          249,643
  142,810   Property, plant and equipment, net                 157,389
   42,923   Deferred income taxes                                3,875
   25,189   Goodwill                                           196,338
   47,359   Intangible assets, net                              62,476
    9,114   Other assets                                        11,126
 --------   -----------------------------------------------   --------
 $543,600        Total assets                                 $680,847
 ========   ===============================================   ========
            Liabilities and stockholders' equity
 $ 67,010   Accounts payable                                  $ 79,512
   30,329   Accrued liabilities                                 38,316
      323   Current maturities of long-term debt                   363
 --------   -----------------------------------------------   --------
   97,662        Total current liabilities                     118,191
    1,943   Long-term debt                                       2,188
    6,655   Deferred pension and postretirement benefits         3,092
    1,767   Non-current environmental reserves                   2,485
   13,047   Other liabilities                                    7,063
 --------   -----------------------------------------------   --------
  121,074        Total liabilities                             133,019
  422,526        Total stockholders' equity                    547,828
 --------   -----------------------------------------------   --------
 $543,600        Total liabilities and stockholders' equity   $680,847
 ========   ===============================================   ========

 QUANEX BUILDING PRODUCTS CORPORATION
 CONSOLIDATED STATEMENTS OF CASH FLOW
 (In thousands)
 (Unaudited)

                                                   Twelve months ended
                                                       October 31,
                                                  --------------------
                                                    2009        2008
                                                  ---------  ---------
 Operating activities:
   Net income (loss)                              $(137,091) $  21,579
   Income from discontinued operations                   --     (5,675)
                                                  ---------  ---------
   Net income from continuing operations           (137,091)    15,904
   Adjustments to reconcile net income
    (loss) to cash provided by
    operating activities:
     Depreciation and amortization                   32,784     35,111
     Impairment of goodwill and intangibles         182,562         --
     Deferred income taxes                          (43,608)     2,984
     Stock-based compensation                         3,429     26,378
                                                  ---------  ---------
                                                     38,076     80,377
   Changes in assets and liabilities,
    net of effects from acquisitions,
    dispositions and the Separation:
     Decrease (Increase) in accounts receivable      18,636    (21,495)
     Decrease (Increase) in inventory                16,494    (10,398)
     Decrease (Increase) in other current assets       (168)      (390)
     Increase (Decrease) in accounts payable        (12,306)    11,406
     Increase (Decrease) in accrued liabilities      (3,154)    (3,285)
     Increase (Decrease) in income taxes               (892)     1,088
     Increase (Decrease) in deferred pension
      and postretirement benefits                      (407)    (2,515)
     Other, net                                       4,212     (1,824)
                                                  ---------  ---------
   Cash provided by (used for)
    operating activities from
    continuing operations                            60,491     52,964
   Cash provided by (used for)
    operating activities from
    discontinued operations                              --     25,127
                                                  ---------  ---------
 Cash provided by (used for)
  operating activities                               60,491     78,091
                                                  ---------  ---------
 Investing activities:
   Capital expenditures, net of retirements         (16,153)   (15,815)
   Proceeds from property insurance claims            1,400         --
   Other, net                                           (57)       (23)
                                                  ---------  ---------
     Cash provided by (used for)
      investing activities from
      continuing operations                         (14,810)   (15,838)
     Cash provided by (used for)
      investing activities from
      discontinued operations                            --     34,113
                                                  ---------  ---------
 Cash provided by (used for)
  investing activities                              (14,810)    18,275
                                                  ---------  ---------
 Financing activities:
   Repayments of long-term debt                        (363)    (1,464)
   Common dividends paid                             (4,519)    (2,258)
   Funding from Separation                           15,401     32,735
   Other, net                                           (11)      (302)
                                                  ---------  ---------
     Cash provided by (used for)
      financing activities from
      continuing operations                          10,508     28,711
     Cash provided by (used for)
      financing activities from
      discontinued operations                            --    (46,183)
                                                  ---------  ---------
 Cash provided by (used for)
  financing activities                               10,508    (17,472)
                                                  ---------  ---------
   Effect of exchange rate changes
    on cash and equivalents                              32       (202)
 LESS: (Increase) Decrease
  in cash and equivalents
  from discontinued operations                           --    (13,057)
                                                  ---------  ---------
 Increase (Decrease) in cash and
  equivalents from continuing operations             56,221     65,635
 Beginning of period cash and equivalents            67,413      1,778
                                                  ---------  ---------
 End of period cash and equivalents               $ 123,634  $  67,413
                                                  =========  =========

CONTACT:  Quanex Building Products Corporation
          Financial Contact:
          Jeff Galow
            713-877-5327
          Media Contact:
          Valerie Calvert
            713-877-5305